Exhibit 10.10

Guangzhou Huaduo Network Technology Company Limited

Zhuhai Branch of Guangzhou Huaduo Network Technology Company Limited

Guangzhou Huanju Shidai Information Technology Company Limited

And

Guangzhou Huya Information Technology Company Limited

Zhuhai Branch of Guangzhou Huya Information Technology Company Limited

ASSET RESTRUCTURING AGREEMENT

December 31, 2016

This Asset Restructuring Agreement (hereinafter referred to as “this Agreement”) is executed by and among the following parties on December 31, 2016:

(1)	Guangzhou Huaduo Network Technology Company Limited (“Guangzhou Huaduo”) is a limited liability company established and validly existing according to the laws of PRC, its legal representative is LI Xueling, its registered address is Floor 24, Building B-1, North District, Wanda Plaza, Wanbo Business District, 79 Wanbo Second Road, Nancun Town, Panyu District, Guangzhou;

(2)	Zhuhai Branch of Guangzhou Huaduo Network Technology Company Limited (“Guangzhou Huaduo Zhuhai Branch”) is a branch of a limited liability company established and validly existing according to the laws of PRC, its legal representative is LI Xueling, its registered address is Unit 612-3, Floor 6, Main Building, 10 Keji First Road, Gangwan Avenue, Tangjiawan Town, Zhuhai;

(3)	Guangzhou Huanju Shidai Information Technology Company Limited (“Guangzhou Huanju”) is a limited liability company established and validly existing according to the laws of PRC, its legal representative is LI Xueling, its registered address is Floor 23, Building B-1, North District, Wanda Plaza, Wanbo Business District, 79 Wanbo Second Road, Nancun Town, Panyu District, Guangzhou;

(Guangzhou Huaduo, Guangzhou Huaduo Zhuhai Branch and Guangzhou Huanju are collectively referred to as the “Transferors” or “Party A”)

(4)	Guangzhou Huya Information Technology Company Limited (“Guangzhou Huya”) is a limited liability company established and validly existing according to the laws of PRC, its legal representative is DONG Rongjie, its registered address is Unit 10, Floor 28, Building B-1, North District, Wanda Plaza, Wanbo Business District, 79 Wanbo Second Road, Nancun Town, Panyu District, Guangzhou;

(5)	Zhuhai Branch of Guangzhou Huya Information Technology Company Limited (“Guangzhou Huya Zhuhai Branch”) a branch of a limited liability company established and validly existing according to the laws of PRC, its legal representative is DONG Rongjie, its registered address is Unit W, Room 618, Floor 6, Main Building, 10 Keji First Road, Gangwan Avenue, Tangjiawan Town, High Technology District, Zhuhai.

(Guangzhou Huya and Guangzhou Huya Zhuhai Branch are collectively referred to as the “Transferees” or “Party B”)

The parties above are referred to as a “Party” individually and the “Parties” collectively.

Whereas:

(1)	Party A and their affiliate companies operate Huya live broadcasting website (www.huya.com) and relevant game live broadcasting businesses (collectively referred to as “Huya Live Broadcasting”), and hold assets relating to Huya Live Broadcasting.

(2)	Based on the needs of business carve-off and development, Party A intends to transfer to Party B the assets used for business of Huya Live Broadcasting in appropriate manner, and Party B agrees to accept such part of assets in accordance with the provisions herein.

Therefore, the Parties have reached the following agreements:

Article 1 Transfer of Restructuring Assets

1.1.	In accordance with the terms and conditions provided herein, Party A shall transfer to Party B restructuring assets of “Huya Live Broadcasting” (see Article 3 for details) (“Restructuring Assets”), and Party B shall accept from Party A the Restructuring Assets.

1.2.	Party A shall, from the execution date of this Agreement, start to transfer the Restructuring Assets in accordance with Article 3.2 hereof. All Parties agree that, the completion date of the transfer of the Restructuring Assets mentioned herein shall be the latest one of the Contract Assignment Completion Date, the IP Assignment Completion Date, the Personnel Transfer Completion Date and the Tangible Asset Transfer Completion Date, all prescribed in Article 3 hereof, or another date otherwise determined by both Parties through negotiation (“Asset Restructuring Completion Date”). For completing the transfer, both Parties shall cooperate with each other to execute relevant legal documents and complete the formalities of asset transfer as soon as possible.

Article 2 Delivery of the Restructuring Assets

2.1.	Both Parties agree that the delivery date shall be December 31, 2016 (hereinafter referred to as “Delivery Date”), both Parties shall make their best endeavor to complete the transfer of the Restructuring Assets on the Delivery Date.

2.2.	Party A agrees that the Restructuring Assets hereunder shall be transferred to Party B for its operation from December 31, 2016.

2.3.	From December 31, 2016, Party B shall start to enjoy the full benefit generated from operating the Restructuring Assets and bear the full cost of the Restructuring Assets (including but not limited to staff salaries and benefits, office expenses, travel expenses, facility procurement expenses and daily office expenses).

Article 3 Basic Information of the Restructuring Assets and Restructuring Arrangements

3.1. Basic Information of the Restructuring Assets

As of the execution date hereof, the summary of the Restructuring Assets is as follows:

No.	Asset Category	Summary
1	contract	category	total (see Appendix 1 for details)
		business contract	858 contracts in total
2	intellectual	category	total (see Appendix 2 for details)
	property	trademark	57 trademarks in total
		domain name	16 domain names in total
3	personnel	category	total (see Appendix 3 for details)
		staff	632 employees in total
4	tangible asset	the value of the tangible assets in total is RMB 7,991,808.42 (see Appendix 4 for details)

3.2. Restructuring Arrangements

3.2.1.	Contract

3.2.1.1.	Pursuant to the provisions hereof, Party A agrees to assign to Party B all the rights and obligations under currently effective contracts relevant to the business of “Huya Live Broadcasting” and specified in Appendix 1.

3.2.1.2.	The Parties agree that, the completion date of the assignment of the aforementioned contracts shall be the execution date of confirmation letter by the Transferor or the execution date of the new contract and termination contract (“Contract Assignment Completion Date”).

3.2.1.3.	The Parties agree that, from the Contract Assignment Completion Date, Party B shall become the party to the assigned contracts, and enjoy the rights and assume the obligations under the assigned contracts; Party A shall no longer be the party to the assigned contracts, and no longer enjoy the rights or bear the obligations under the assigned contracts.

3.2.2.	Intellectual Property

3.2.2.1.	Pursuant to the provisions hereof, Party A agrees to assign to Party B all the intellectual properties relevant to the business of “Huya Live Broadcasting” and specified in Appendix 2, including trademarks (57 trademarks in total) and domain names (16 domain names in total).

3.2.2.2.	Party A and Party B shall sign the assignment documents required by the relevant competent authorities regarding the aforementioned transfer of intellectual properties, and promptly complete the registration or filling of such changes.

3.2.2.3.	Party A and Party B agree that the completion date of the assignment of the aforementioned intellectual properties shall be the date that Party A submits the application for the assignment or change (“IP Assignment Completion Date”).

3.2.3.	Personnel

3.2.3.1.	Pursuant to the provisions hereof, Party A agrees to transfer to Party B the 632 employees currently involved in the business of “Huya Live Broadcasting” and specified in Appendix 3.

3.2.3.2.	Party A and Party B shall complete the transfer of the aforementioned employees according to any and all the applicable laws and regulations. Such transfer shall include but shall not be limited to: termination of employment contracts and any other binding agreements between the employees and the Transferor, execution by the employees and the Transferee of formal employment contracts, non-competition agreements, confidentiality agreements and any other necessary agreement.

3.2.3.3.	Party A and Party B agree that the completion date of the transfer of personnel shall be the execution date of the new employment contracts, confidentiality agreements and non-competition agreements (“Personnel Transfer Completion Date”).

3.2.3.4.	Party B shall acknowledge the time the transferred personnel have been working for Party A and shall continue the calculation of the transferred personnel’s years of working.

3.2.4.	Tangible Asset

3.2.4.1.	Pursuant to the provisions hereof, Party A agrees to transfer to Party B all the tangible assets which are specified in Appendix 4 and which are exclusively used in the business of “Huya Live Broadcasting”, and actually deliver such tangible assets and rights documents of such tangible assets (if applicable). Party B shall check and examine such tangible assets and rights documents delivered by Party A within 3 business days after the Delivery Date.

3.2.4.2.	Party B shall conduct the check and examination within the time limit provided in the above Article 3.2.4.1. After completion of the check and examination, Party B shall immediately issue a written confirmation letter to Party A, confirming that Party A has fulfilled the delivery obligation of the relevant tangible assets.

3.2.4.3.	Party A and Party B agree that, Party B shall be the proprietor of the relevant tangible assets upon the Delivery Date, and shall enjoy relevant rights and interests regarding such tangible assets. The date that Party B issues a confirmation that Party A has fulfilled the obligation to deliver the relevant tangible assets shall be the Tangible Asset Transfer Completion Date.

Article 4 Condition Precedent of the Delivery

4.1.	The delivery shall be subject to the satisfaction of all the following conditions precedent, and Party B shall be entitled to waive certain conditions precedent at the time of delivery:

(1)	The Parties have obtained, regarding this transfer of assets, the necessary approval of the internal decision making bodies;

(2)	Party A and Party B have executed “Trademark Assignment Agreement” and “Domain Name Assignment Agreement” necessary for performance of this Agreement;

(3)	Party A has provided the “Employment Contract Termination Agreement” of asset transfer related persons, and Party A confirm that, such persons have terminated any and all the other applicable binding agreements with Party A, and after all such persons resign, these persons do not owe any obligation to Party A, including but not limited to non-competition obligation and obligation of confidentiality;

(4)	Prior to the Delivery Date, Party A has withheld, reported and paid the required personal income taxes regarding salaries, bonuses, reimbursements and other expenses or benefits which the asset transfer related persons have received until termination of the employments;

(5)	Party A and Party B have executed “Asset Transfer Agreement” necessary for performance of this Agreement, and Party A has delivered to Party B relevant tangible assets;

(6)	Until the Delivery Date, the representations and warranties made by Party A hereunder shall have remained true, accurate and complete in material aspects; and

(7)	Until the Delivery Date, no material adverse change has occurred to the Restructuring Assets transferred by Party A; Until the Delivery Date, there has not existed any court judgment, government bureau decision, or provision of the law which may: (a) prohibit or limit the asset transfer under any provision of this Agreement; (b) prohibit or limit the completion of asset transfer under any provision of this Agreement; (c) according to the provisions of the law, the completion of the asset transfer under any provision hereof will cause Party A and Party B to receive material penalty or to be legally liable. Until the Delivery Date, there has not existed any litigation, arbitration, administrative procedure of which the decision is adverse to Party A and such decision will (a) make a material adverse impact on Party A’s performance of obligations under this Agreement or relevant legal documents; or (b) make a material adverse impact on the asset transfer hereunder.

4.2.	The Parties of this Agreement shall make all reasonable endeavor to ensure the abovementioned conditions to be completely satisfied before the Delivery Date.

Article 5 Representations and Warranties

5.1.	Party A hereby unconditionally and irrevocably make to Party B joint representations and warranties as follows:

(1)	Party A is a limited liability company or a branch of a limited liability company, established according to law and legally existing, and has all the necessary rights, powers or abilities to enter into this Agreement and perform all the duties and obligations hereunder;

(2)	Party A’s execution and performance of this Agreement does not conflict with Party A’s obligations under relevant memorandum, articles of association and organizational documents and other agreements which Party A has executed. Upon execution, this Agreement will immediately have legal and effective binding force on Party A;

(3)	Party A legally owns the proprietary rights or the use rights regarding trademarks and domain names necessary for operating the business of “Huya Live Broadcasting”;

(4)	Party A has, in accordance with relevant provisions, performed the obligations under the agreements, contracts or other legal documents which Party A has entered into as a party and which are relevant to the business of “Huya Live Broadcasting”;

(5)	Party A represents that, all of the employees to be transferred as specified in this Agreement are employees of Party A, and Party A and such employees have established legal and effective employment relations.

5.2.	Party B hereby unconditionally and irrevocably make to Party A representations and warranties as follows:

(1)	Party B is a limited liability company or a branch of a limited liability company, established according to law and legally existing, and has all the necessary rights, powers or abilities to enter into this Agreement and perform all the duties and obligations hereunder;

(2)	Party B’s execution and performance of this Agreement does not conflict with Party B’s obligations under relevant memorandum, articles of association and organizational documents and other agreements which Party B has executed. Upon execution, this Agreement will immediately have legal and effective binding force on Party B.

Article 6 Rescission and Termination of Agreement

This Agreement may be terminated under any of the following circumstances:

(1)	The Parties agree in writing to terminate this Agreement;

(2)	Any Party seriously breaches any representation, warranty or undertaking, rendering the purpose of this transaction under this Agreement unattainable, the non-breaching Parties may issue to the breaching Party a written notice to terminate this Agreement;

(3)	If any force majeure event defined by the law occurs, rendering this Agreement impossible to perform or the purpose of this Agreement unattainable, the Parties shall have the right to unilaterally terminate this Agreement.

Article 7 Confidentiality

7.1.	The Parties agree to keep confidential the terms and condition hereunder, the existence of this Agreement and the trade secret of one Party known to it in this transaction, except as required by applicable laws or by unanimous consent of the Parties, shall not disclose to any third party or allow disclosure of such confidential information.

7.2.	Whether before or after the execution of this Agreement, the obligation of confidentiality hereunder shall not apply to the following information:

(1)	Information disclosed to a Party to this Agreement, however, at the time of disclosure: the recipient has lawfully known, possessed or controlled such information and does not have any obligation to keep it confidential;

(2)	Information known to the public, and the information is not acquired because of breach of this Agreement or any obligation of confidentiality;

(3)	Information required by law or ordered by any court, arbitral tribunal, authority or regulatory institution to be disclosed, or information necessary to be disclosed for the purpose of performance of this Agreement, or information required by rules of stock exchanges to be disclosed.

7.3.	The Parties’ rights and obligations under Article 8 hereof shall survive the termination of this Agreement.

Article 8 Breach and Damages

8.1.	If any party of this Agreement breaches any provision of this Agreement, including but not limited to its representations and warranties, undertakings and any other provision made in this Agreement, rendering this Agreement impossible to be fully performed, the consequent liabilities shall be borne by the breaching Party. If all of the Parties breach this Agreement, the Parties shall each bear the liabilities arising from their respective breach. If the breach causes actual economic losses and other reasonably foreseeable economic losses to the non-breaching Parties, the breaching Party shall be liable for compensating the actual economic losses and other reasonably foreseeable economic losses suffered by the non-breaching Parties because of their abidance.

Article 9 Dispute Resolution

All disputes arising out of or in connection with this Agreement may be settled through amicable negotiation by the Parties. Any dispute arising out of or in connection this Agreement which fail to be settled through amicable negotiation may be submitted by any Party to the Guangzhou Arbitration Commission for arbitration in Guangzhou in accordance with its then effective arbitration rules. For arbitration regarding the provisions of this Agreement, the arbitral tribunal shall consist of three arbitrators. The award by the arbitral tribunal shall be final and legally binding on all the Parties. Except as otherwise provided in the arbitration award, all costs shall be borne by the losing Party. The Parties unanimously agreed that arbitration should be conducted in a confidential manner.

Article 10 Governing Law

Any dispute, controversy or claim arising out of or in connection with this Agreement or its subject matters shall be governed by the laws of the People’s Republic of China and interpreted in accordance with the laws of the People’s Republic of China.

Article 11 Miscellaneous

11.1.	This Agreement shall be effective upon execution by the Parties.

11.2.	Any cost arising from the process of asset restructuring shall be borne by Party A.

11.3.	The Parties agree that, after execution of this Agreement, regarding the matters not covered by this Agreement, the Parties may conduct further consultations and reach written supplemental agreements. The supplemental agreements and the appendixes to this Agreement shall constitute an integral party of this Agreement.

11.4.	In accordance with any applicable laws, if any one or more articles hereof or any or more other legal documents to which this asset restructuring relates are determined to be invalid, illegal or unenforceable, then:

(1)	The validity, legality and enforceability of the other articles hereof and other legal documents to which this asset restructuring relates shall not be affected or hindered and are fully valid;

(2)	The Parties shall immediately replace the abovementioned invalid, illegal or unenforceable articles or agreements with valid, legal and enforceable articles or agreements, and the purposes of such substitute articles or agreements shall be the closest to those of the abovementioned invalid, illegal or unenforceable articles or agreements.

11.5.	Except as otherwise provided by this Agreement, any Party shall not assign to a third party its rights and obligations hereunder without all the other Parties’ prior written consent.

11.6.	Any notice, demand, request or any other communication provided or permitted under this Agreement shall be made in writing and sent to the following address upon execution by the sender. For the purpose of this Agreement, any Party may inform the other Party in writing to change the address. The date of service of the notice is as follows: for delivery by courier, seven (7) days after delivery of the letter to the courier service provider; for fax transmission, three (3) days after fax transmission and confirmation by transmission report, unless an earlier receiving date can be proved. Unless having notified the other Party in writing of any changes of addresses, all notices and correspondence should be sent to the appropriate addresses below:

Party A: Guangzhou Huaduo Network Technology Company Limited, Zhuhai Branch of Guangzhou Huaduo Network Technology Company Limited

Address: Floor 24, Building B-1, North District, Wanda Plaza, Wanbo Business District, 79 Wanbo Second Road, Nancun Town, Panyu District, Guangzhou

Contact Person: YAN Jianping

Contact Number:

Guangzhou Huanju Shidai Information Technology Company Limited

Address: Floor 23, Building B-1, North District, Wanda Plaza, Wanbo Business District, 79 Wanbo Second Road, Nancun Town, Panyu District, Guangzhou

Contact Person: YAN Jianping

Contact Number:

Party B: Guangzhou Huya Information Technology Company Limited, Zhuhai Branch of Guangzhou Huya Information Technology Company Limited

Address: Floor 17, Building B-1, North District, Wanda Plaza, Wanbo Business District, 79 Wanbo Second Road, Nancun Town, Panyu District, Guangzhou

Contact Person: LIU Bin

Contact Number:

11.7.	This Agreement shall be made into five (5) copies, each Party shall have one copy, and all the copies shall have the same legal effect.

(no text below)

[Signature Page of Asset Restructuring Agreement]

Party A: Guangzhou Huaduo Network Technology Company Limited (Seal)

[Company seal is affixed]

Signature:	/s/ LI Xueling

Zhuhai Branch of Guangzhou Huaduo Network Technology Company Limited (Seal)

[Company seal is affixed]

Signature:	/s/ LI Xueling

Guangzhou Huanju Shidai Information Technology Company Limited (Seal)

[Company seal is affixed]

Signature:	/s/ LI Xueling

Party B: Guangzhou Huya Information Technology Company Limited (Seal)

[Company seal is affixed]

Signature:	/s/ DONG Rongjie

Zhuhai Branch of Guangzhou Huya Information Technology Company Limited (Seal)

[Company seal is affixed]

Signature:	/s/ DONG Rongjie

Appendix 1: Details of Contracts

Appendix 2: Details of Intellectual Property

Appendix 3: Details of Personnel

Appendix 4: Details of Tangible Assets